UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 19, 2007

TRANSOCEAN INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	333-75899	66-0582307
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Greenway Plaza

Houston, Texas 77046

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 232-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 19, 2007, Transocean Inc. (the “Company”) issued a press release announcing its intention to redeem all of its Zero Coupon Convertible Debentures due May 2020 and its 1.5% Convertible Debentures due 2021 on November 15, 2007. The right of a holder of a debenture to convert the debenture into ordinary shares will terminate at the close of business on November 14, 2007 in the case of the Zero Coupon Convertible Debentures and on November 9, 2007 in the case of the 1.5% Convertible Debentures. The following describes certain provisions of the applicable terms of the debentures with respect to conversion of the debentures and payment of interest and the redemption price.

Zero Coupon Convertible Debentures due May 2020

If a holder of Zero Coupon Convertible Debentures converts the debentures prior to the close of business on November 14, 2007 (the last day the Zero Coupon Convertible Debentures may be converted), such holder will receive a number of ordinary shares equal to the conversion rate (currently 8.1566 for each $1,000 principal amount), with a cash payment for any fractional shares. Delivery of ordinary shares will be deemed to satisfy the Company’s obligation to pay the principal amount of the debentures and accrued original issue discount, and the Company will not adjust the conversion price to account for accrued original issue discount.

If a holder of Zero Coupon Convertible Debentures does not convert the debentures prior to November 14, 2007, the holder will receive a redemption price of $710.29 per $1,000 principal amount.

1.5% Convertible Debentures due 2021

If the holder of 1.5% Convertible Debentures converts the debentures prior to November 1, 2007,  such holder will receive a number of ordinary shares equal to the conversion rate (currently 13.8627 for each $1,000 principal amount), with a cash payment for any fractional shares. The Company will not adjust the conversion price to account for unpaid interest.

If a holder of 1.5% Convertible Debentures converts the debentures between November 1, 2007 and the close of business on November 9, 2007 (the last day the 1.5% Convertible Debentures may be converted), such holder will likewise receive a number of ordinary shares equal to the conversion rate, with a cash payment for any fractional shares, and must deliver to the Company the amount of interest the holder is scheduled to receive on November 15, 2007. The holder of the debentures as of November 1, 2007 (the record date for the interest payment) will receive such interest payment. Because the redemption date is not within the period between the close of business on the record date and prior to opening of business on the interest payment date, the provisions of the indenture that require the holder to pay interest to the Company, and the Company to pay interest to the holder on the record date, are applicable. If these provisions were not applicable, interest due after the date of conversion of any 1.5% Convertible Debentures would not be payable on such debentures.

If a holder of 1.5% Convertible Debentures does not convert the debentures prior to November 9, 2007, such holder will receive the redemption price equal to the principal amount. Holders of record of 1.5% Convertible Debentures on November 1, 2007 will receive the interest payment due on November 15, 2007. If the holder on the redemption date is the same as the holder on the November 1, 2007, such holder will receive the principal amount plus the interest payment due on November 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSOCEAN INC.

Date: October 24, 2007	By:	/s/ Chipman Earle
Chipman Earle
Associate General Counsel and Corporate Secretary